TIREX             The Tirex Corporation





                  December 30, 1998


                  Mr. Terrance C. Byrne
                  President & CEO
                  The Tirex Corporation
                  Montreal, Quebec


                  Dear Terry,

                  As per our discussion, this letter serves as authorization and documentation to Extend my employment agreement from December 31, 1998 to December 31, 2001.

                  Sincerely,



                  /s/ JOHN L. THRESHIE, JR.
                  -------------------------
                      John L. Threshie, Jr.



                  For and on behalf of The Tirex Corporation



                  /s/ TERRANCE BYRNE                             DEC 31-98
                  -------------------------                      ---------
                       Mr. Terrrance Byrne                       Date
                       President & CEO



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